Exhibit 99.3

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

JULY 31, 2021

BACKGROUND

Streamline Health Solutions, Inc. (“we,” “us,” “our,” “Streamline,” or the “Company”), acquired all the outstanding units of Avelead Consulting, LLC (“Avelead”) a Georgia limited liability company that was subsequently converted to a Delaware limited liability company, on August 16, 2021 (the “Closing”) (collectively referred to as the “Transaction”). The Transaction was affected through a Unit Purchase Agreement (“UPA”). The Transaction was executed, closed, and funded on August 16, 2021.

The following unaudited pro forma condensed combined financial information are based on our historical consolidated financial statements and Avelead’s historical financial statements, as adjusted, to give effect to the Transaction. The unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2021 and twelve months ended January 31, 2021 give effect to the Transaction as if it had occurred on February 1, 2020. The unaudited pro forma condensed combined balance sheet as of July 31, 2021 gives effect to the Transaction as if it had occurred on that day.

We have a fiscal year end of January 31, and our corresponding quarter-ends are April 30, July 31, and October 31. Avelead, prior to the Transaction had a calendar year-end of December 31 and calendar quarters ending on March 31, June 30, and September 30. Accordingly, the Company has combined its balance sheet as of July 31, 2021 with that of Avelead as of June 30, 2021 to report the unaudited pro forma condensed combined balance sheet. Additionally, the Company has combined the statements of operations of Avelead for the six months ended June 30, 2021 and twelve months ended December 31, 2020 with the Company’s consolidated statements of operations for the six months ended July 31, 2021 and twelve months ended January 31, 2021 for purposes of the unaudited pro forma condensed combined statements of operations. The different periods between the Company and Avelead align the unaudited pro forma financial statements with the reporting and disclosures that accompany this unaudited pro forma condensed combined financial information.

The column entitled “Transaction Accounting Adjustments” consists of those adjustments necessary to present the Transaction in this unaudited pro forma condensed combined financial information. Separately, the Company has incurred term debt of $10.0 million which was contemplated, but not completed, at the Closing. The adjustments related to the issuance of this debt are shown in a separate column as “Other Transaction Accounting Adjustments.”

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:

●	The Company’s consolidated financial statements as of and for the year ended January 31, 2021 as reported on its Annual Report on Form 10-K for the year ended January 31, 2021;
●	The Company’s unaudited condensed consolidated financial statements as of and for the three and six months ended April 30, 2021 and July 31, 2021, respectively, as reported on its Quarterly Reports on Form 10-Q for the quarters ended April 30, 2021 and July 31, 2021, respectively;
●	Avelead’s audited financial statements as of and for the years ended December 31, 2020 and 2019, which are included in this Current Report on Form 8-K/A as Exhibit 99.1; and
●	Avelead’s interim unaudited financial statements as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 which are included in this Current Report on Form 8-K/A as Exhibit 99.2.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transaction and the related financing occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined company. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

1

DESCRIPTION OF TRANSACTION

The aggregate consideration for the purchase of Avelead was approximately $29.8 million (at fair value) consisting of (i) $12.4 million in cash, net of cash acquired, (ii) $0.2 million in holdback, (iii) $6.6 million in common stock, and (iv) approximately $10.7 million in contingent consideration (see below). The Company issued 5,021,972 shares of our restricted common stock (the “Restricted Common Stock”). The Restricted Common Stock has a fair value as of Closing of $6.6 million. Additionally, the Company contracted to issue two types of contingent consideration; the first is referred to herein as “SaaS Contingent Consideration” and the second is referred to herein as “Renewal Contingent Consideration”. The SaaS Contingent Consideration and Renewal Contingent Consideration have an aggregate value of approximately $10.7 million at the Closing. The owners of Avelead are also referred to herein as “Sellers” and are enumerated in the UPA.

●

The SaaS Contingent Consideration is calculated based upon Avelead’s recurring SaaS revenue recognized during the first and second year following of the acquisition. The Company will pay the SaaS Contingent Consideration as follows: (i) 50% in cash and (ii) 50% in shares of Company common stock valued at the time the earnout is paid subject to a collar, as described below.

●	The first year of SaaS Contingent Consideration is calculated as 75% of Avelead’s recognized SaaS revenue from September 1, 2021 to August 31, 2022. The first-year payment is subject to a deduction of $665,000 spread equally between the cash and common stock portion of the earnout consideration. The first year earnout will be paid on or about October 15, 2022. Assuming that Avelead is within 80% of its forecasted SaaS revenue in the first year earnout[1], the Company agreed to a floor and ceiling on our restricted common stock issued as consideration for the earnout. That collar has a floor of $3.50 and a ceiling of $5.50 for the first year earnout.
●	The second year SaaS Contingent Consideration is calculated as 40% of Avelead’s recognized SaaS revenue from September 1, 2022 to August 31, 2023. The second year earnout will be paid on or about October 15, 2023. Assuming that Avelead is within 80% of its forecasted SaaS revenue in the second year earnout[1], the Company agreed to a floor and ceiling on our restricted common stock issued as consideration for the earnout. That collar has a floor of $4.50 and a ceiling of $6.50 for the second year earnout.

[1]	If Avelead does not achieve 80% of its forecasted revenue, the price per share will revert back to the Company’s market price based upon a 30 day average.

●

The Renewal Contingent Consideration is tied directly to a successful renewal of a specific customer of Avelead. To meet the definition of a renewal, Avelead must meet a minimum threshold of contracted revenue in an updated, annual, renewed contract with the specified customer. The renewal occurs on or about June 1, 2022 and June 1, 2023. The Company will remit the Renewal Contingent Consideration on or about each of October 15, 2022 and 2023, respectively. The Renewal Contingent Consideration is paid in Company restricted common stock valued as of the date of Closing. Accordingly, upon achieving the Renewal Contingent Consideration, the Company will issue 627,747 shares of restricted common stock on or about each of October 15, 2022 and October 15, 2023. The Renewal Contingent Consideration is either earned or not earned based upon the renewal of the specified customer at the minimum amount of contracted revenue. There is no pro-ration of the underlying Renewal Contingent Consideration.

2

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEETS

(In thousands, except share and per share information)

July 31, 2021

	Streamline Historical	Avelead Historical	Transaction Accounting Adjustments		Other Transaction- Accounting Adjustments		Streamline Combined Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$15,847	$2,376	$(14,730)	(2)	$9,870	(11)	$13,363
Accounts receivable, net	2,625	796	—		—		3,421
Contract receivables	236	14	702	(10)	—		952
Prepaid and other current assets	788	111	—		—		899
Current assets of discontinued operations	181	—	—		—		181
Total current assets	19,677	3,297	(14,028)		9,870		18,816
Non-current assets:
Property and equipment, net	76	43	(43)	(10)	—		76
Right-of use asset for operating lease	306	—	—		—		306
Capitalized software development costs, net	5,667	975	(975)	(6)	—		5,667
Intangible assets, net	393	—	17,420	(2)	—		17,813
Goodwill	10,712	—	12,140	(2)	—		22,852
Other	1,003	56	(56)	(10)	—		1,003
Long-term assets of discontinued operations	3	—	—		—		3
Total non-current assets	18,160	1,074	28,486		—		47,720
Total assets	$37,837	$4,371	$14,458		$9,870		$66,536

See accompanying notes to unaudited pro forma condensed combined financial information

3

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS (CONTINUED)

(In thousands, except share and per share information)

July 31, 2021

	Streamline Historical	Avelead Historical	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Streamline Combined Pro Forma

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$363	$184	$—		$—		$547
Accrued expenses	1,324	599	1,652	(4)(2)	—		3,575
Current portion of term loan	—	728	(728)	(9)	—		—
Deferred revenue	4,474	882	(236)	(10)	—		5,120
Current portion of operating lease obligation	201	—	—		—		201
Current liabilities of discontinued operations	283	—	—		—		283
Total current liabilities	6,645	2,393	688		—		9,726
Non-current liabilities:
Term loan, less current portion	—	—	—		9,870	(11)	9,870
Deferred revenue, less current portion	163	—	—		—		163
Operating lease obligation, less current portion	129	—	—		—		129
Liabilities of contingent consideration	—	—	10,684	(2)	—		10,684
Total non-current liabilities	292	—	10,684		9,870		20,846
Total liabilities	6,937	2,393	11,372		9,870		30,572

Stockholders’ equity:
Common stock	424	—	50	(5) (2)	—		474
Additional paid in capital	111,795	—	6,503	(5) (2)	—		118,298
Accumulated (deficit) / Member’s Equity	(81,319)	1,978	(3,467)	(5) (10)	—		(82,808)
Total stockholders’ equity	30,900	1,978	3,086		—		35,964
	$37,837	$4,371	$14,458		$9,870		$66,536

See accompanying notes to unaudited pro forma condensed combined financial information

4

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands, except share and per share information)

Six Months Ended July 31, 2021

	Streamline Historical	Avelead Historical	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Streamline Combined Pro Forma
Revenue:
Software licenses	$135	$—	$—		$—		$135
Professional services	108	2,050	—		—		2,158
Audit services	947	—	—		—		947
Maintenance and support	2,144	—	—		—		2,144
Software as a service	2,485	2,979	—		—		5,464
Total revenue	5,819	5,029	—		—		10,848
Operating expenses:
Cost of software licenses	279	—	—		—		279
Cost of professional services	475	1,361	—		—		1,836
Cost of audit services	765	—	—		—		765
Cost of maintenance and support	166	—	—		—		166
Cost of software as a service	1,188	744	204	(6)	—		2,136
Selling, general and administrative expense	5,068	1,432	811	(6)(7)(10)	—		7,311
Research and development	1,941	497	—		—		2,438
Non-routine costs	777	140	—		—		917
Total operating expenses	10,659	4,174	1,015		—		15,848
Operating (loss) income	(4,840)	855	(1,015)		—		(5,000)
Other income (expense):
Interest expense	(22)	(3)	—		(299)	(11)	(324)
Other	6	—	—		—		6
Forgiveness of PPP loan	2,327	—	—		—		2,327
(Loss) income from continuing operations before income taxes	(2,529)	852	(1,015)		(299)		(2,991)
Income tax expense	(5)	—	—		—		(5)
(Loss) income from continuing operations	(2,534)	852	(1,015)		(299)		(2,996)
Income from discontinued operations, net of tax	332	—	—		—		332
Net (loss) income	$(2,202)	$852	$(1,015)		$(299)		$(2,664)

Basic Earnings Per Share:
Continuing operations	$(0.06)						$(0.07)
Discontinued operations	0.01						0.01
Net loss per share	$(0.05)						$(0.06)
Weighted average number of common shares – basic	39,393,333						44,438,276

Diluted Earnings Per Share:
Continuing operations	$(0.06)						$(0.07)
Discontinued operations	0.01						0.01
Net loss per share	$(0.05)						$(0.06)
Weighted average number of common shares – diluted	39,960,998						45,111,416

See accompanying notes to unaudited pro forma condensed combined financial information

5

STREAMLINE HEALTH SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In thousands, except share and per share information)

Twelve Months Ended January 31, 2021

	Streamline Historical	Avelead Historical	Transaction Accounting Adjustments		Other Transaction Accounting Adjustments		Streamline Combined Pro Forma
Revenue:
Software licenses	$590	$—	$—		$—		$590
Professional services	618	5,644	(236)	(10)	—		6,026
Audit services	1,891	—	—		—		1,891
Maintenance and support	4,586	—	—		—		4,586
Software as a service	3,661	2,155	—		—		5,816
Total revenue	11,346	7,799	(236)		—		18,909
Operating expenses:
Cost of software licenses	501	—	—		—		501
Cost of professional services	1,040	2,685	—		—		3,725
Cost of audit services	1,558	—	—		—		1,558
Cost of maintenance and support	684	—	—		—		684
Cost of software as a service	1,906	647	490	(6)	—		3,043
Selling, general and administrative expense	8,565	1,668	1,620	(6)(7)(10)	—		11,853
Research and development	2,933	554	—		—		3,487
Non-routine costs	—	—	1,489	(4)	—		1,489
Loss on exit from membership agreement	105	—	—		—		105
Total operating expenses	17,292	5,554	3,599		—		26,445
Operating (loss) income	(5,946)	2,245	(3,835)				(7,536)
Other income (expense):
Interest expense	(51)	—	—		(593)	(11)	(644)
Other	(62)	—	—		—		(62)
Forgiveness of PPP loan	—	712	—		—		712
(Loss) income from continuing operations before income taxes	(6,059)	2,957	(3,835)		(593)		(7,530)
Income tax benefit	1,260	—	—		—		1,260
(Loss) income from continuing operations	(4,799)	2,957	(3,835)		(593)		(6,270)
Income from discontinued operations, net of tax	5,095	—	—		—		5,095
Net income (loss)	$296	$2,957	$(3,835)		$(593)		$(1,175)

Basic Earnings Per Share:
Continuing operations	$(0.16)						$(0.18)
Discontinued operations	0.17						0.14
Net income (loss) per share	$0.01						$(0.04)
Weighted average number of common shares – basic	30,152,383						35,160,405

Diluted Earnings Per Share:
Continuing operations	$(0.16)						$(0.18)
Discontinued operations	0.17						0.14
Net income (loss) per share	$0.01						$(0.04)
Weighted average number of common shares – diluted	30,640,742						35,663,169

See accompanying notes to unaudited pro forma condensed combined financial information

6

STREAMLINE HEALTH SOLUTIONS, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share information)

As of July 31, 2021 and For the Six Months Ended

July 31, 2021 and Twelve Months ended January 31, 2021

1 — BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The Company and Avelead’s historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. As discussed in BACKGROUND, above, the Company and Avelead have differing historical reporting periods. Accordingly, the accompanying unaudited pro forma condensed combined financial information includes the following:

Unaudited pro forma condensed combined balance sheet, as of July 31, 2021:
●	Streamline’s consolidated balance sheet as of July 31, 2021; and
●	Avelead’s balance sheet as of June 30, 2021.

Unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021:
●	Streamline’s consolidated statement of operations for the six months ended July 31, 2021; and
●	Avelead’s statement of operations for the six months ended June 30, 2021.

Unaudited pro forma condensed combined statement of operations for the twelve months ended January 31, 2021:
●	Streamline’s consolidated statement of operations for the twelve months ended January 31, 2021; and
●	Avelead’s statement of operations for the twelve months ended December 31, 2020.

While Streamline and Avelead have different fiscal period ends, Rule 11-02(c)(3) of Regulation S-X permits fiscal period ends to be within one quarter between the acquirer and acquiree, and thus the financial information was combined. The unaudited pro forma condensed combined balance sheet is presented as if the transaction occurred on July 31, 2021. Additionally, the unaudited pro forma condensed combined statements of operations are each prepared as if the transaction occurred on February 1, 2020, the first day of the Company’s fiscal year, the earliest period presented in the accompanying unaudited condensed combined pro forma financial information.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, Business Combinations, with Streamline as the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical consolidated financial statements of Streamline and Avelead. Under ASC 805, all assets acquired, and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the aggregate acquisition consideration depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the aggregate acquisition consideration has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed could differ materially from the preliminary allocation of aggregate acquisition consideration. The final valuation will be based on the actual net tangible and intangible assets of Avelead existing at the acquisition date.

The unaudited pro forma condensed combined financial information does not include any adjustments for the realization of operating efficiencies, synergies or other restructuring activities that might result from the Transaction. Further, there may be charges related to restructuring or other integration activities resulting from the Transaction, the timing, nature and amount of which management cannot currently estimate, and thus, such charges are not reflected in the unaudited pro forma condensed combined financial information. The pro forma adjustments represent management’s best estimates and are based upon currently available information and certain assumptions that Streamline believes are reasonable under the circumstances. Streamline is not aware of any material transactions between Streamline and Avelead during the periods presented. Accordingly, adjustments to eliminate transactions between Streamline and Avelead have not been reflected in the unaudited pro forma condensed combined financial information.

7

2 — ACQUISITION OF AVELEAD

The Company acquired all of the outstanding units of Avelead, effective August 16, 2021. The UPA stated that the purchase price for Avelead at Closing included a cash payment of $11.9 million. Additionally, the Company paid $285 of the Sellers closing cost, $169 related to the estimated working capital adjustment, and accrued $163 for the anticipated payment of the holdback and the final working capital adjustment as defined in the UPA. Finally, at Closing, the Company provided the Restricted Common Stock that had an estimated value of $6.6 million. As previously discussed, the SaaS Contingent Consideration and the Renewal Contingent Consideration were included in the UPA as future consideration for the Transaction. These are reflected on the Company’s balance sheet as “Acquisition Liabilities.”

The Company acquired Avlead on a cash-free and debt-free basis. Accordingly, Avelead’s cash is eliminated in the accompanying unaudited condensed combined balance sheet. The Company recorded $12.4 million dollars in the Transaction Accounting Adjustment column representing the cash portion of the total consideration paid at Closing, net of cash acquired. Additionally, the Company recorded $6.6 million and $10.7 million of restricted common stock and acquisition liabilities, respectively. The $10.7 million represents the fair value, on the date of the acquisition, of the SaaS Contingent Consideration and Renewal Contingent Consideration. Each of these are recorded in the Transaction Accounting Adjustments column as related specifically to the acquisition.

The components of the Transaction consideration are as follows:

(in thousands)
Components of Transaction consideration, net of cash acquired:
Cash	$11,900
Cash, seller expenses	285
Cash, estimated net working capital adjustment	169
Payable, holdback and working capital adjustment	163
Restricted Common Stock (valued based upon GAAP)	6,554	(a)
Acquisition liabilities	10,684	(b)
Total Transaction consideration	$29,755

(a)	The Company’s common stock is valued differently for US GAAP than it is under the definition of the UPA for purposes of payment to the Sellers.

(b)	Acquisition liabilities represents the net present value and risk adjusted probability of the required future payments underlying the Company’s SaaS Contingent Consideration and Renewal Contingent Consideration as described above.

The acquisition liabilities are recorded at their net present and risk adjusted value in the accompanying unaudited condensed combined balance sheet. The unaudited pro forma condensed combined statements of operations have no effects on changes to that valuation during the periods presented. The Company expects that there will be future changes to the net present and risk adjusted value of the contingent consideration in future periods of its financial statements. However, because the Transaction is reflected on a historical basis back to February 1, 2020, there are no changes in the valuation of the acquisition liabilities that are accounted for or reflected within this pro forma financial information.

8

The Company is presenting the allocation of the Transaction consideration to net tangible and intangible assets as of the date of the Closing. The Closing was the date the fair value of the net tangible and intangible assets were estimated; accordingly, the Closing establishes the value that will be utilized as of the pro forma date for the assets and liabilities in the accompanying unaudited pro forma condensed combined balance sheets. The Transaction consideration was allocated to the tangible and intangible assets, net of cash acquired, for purposes of the unaudited pro forma condensed combined financial information as follows:

(in thousands)
Net tangible assets:
Accounts receivable	$1,526
Unbilled revenue	200
Prepaid expenses	178
Fixed assets	37
Accounts payable	(468)
Accrued expenses	(418)
Deferred revenues	(860)
Net tangible assets	195
Goodwill	12,140
Customer Relationships (SaaS)	8,370
Customer Relationships (Consulting)	1,330
Internally Developed Software	6,380
Trademarks and Tradenames	1,340
Net assets acquired and liabilities assumed	$29,755

3 — INTANGIBLES

In accordance with ASC 805, the Company recognized the tangible and intangible assets acquired and the liabilities assumed from Avelead at fair value at Closing. The excess of the total consideration payable over the preliminary fair value of the net assets acquired was recorded as goodwill.

The intangible assets identified and recorded as a result of the Transaction (Note 2), and their related estimated useful lives, are as follows:

Estimated Useful Lives
Goodwill	Indefinite
Customer Relationships (SaaS)	10 years
Customer Relationships (Consulting)	8 years
Internally Developed Software	9 years
Trademarks and Tradenames	15 years

4 — TRANSACTION EXPENSES

Certain pro forma adjustments were required to be made to Transaction costs in the accompanying unaudited pro forma condensed combined financial information. These are explained as follows:

●	A transaction accounting adjustment was made to the accompanying unaudited pro forma condensed combined balance sheet as of July 31, 2021 to reflect costs incurred, but unpaid, as of the transaction date. This amount totaled approximately $1,489 and consisted of brokers fees, professional fees and the separation cost from one of the Sellers (see below).
●	There was no transaction accounting adjustment made to the accompanying unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021. The Transaction cost that was reported in the historical financial statements remained as it was reported and as it was incurred. The Company had reported approximately $428 of Transaction costs, which were included in Non-routine cost in its historical financial statements. Avelead reported $140 of Transaction costs in its historical financial statements for the sixmonth period ended June 30, 2021. Again, none of these costs for Avelead were adjusted for the unaudited pro forma condensed combined statement of operations for the six months ended July 31, 2021.
●	There was a transaction accounting adjustment made to the accompanying unaudited pro forma condensed combined statement of operations for the twelve months ended January 31, 2021 in the amount of $1,489. This pro forma adjustment increased Transaction cost reflecting the unrecorded cost of the acquisition. The Company had no Transaction costs that were recognized in its historical financial statements for the twelve months ended January 31, 2021. Avelead recognized $61 of transaction cost in its historical statement of operations for the year ended December 31, 2020 and these were not adjusted.

9

Transaction costs are expensed as incurred. For purposes of the Company’s unaudited pro forma condensed combined financial information, total Transaction costs are as follows:

(in thousands)	Transaction Cost

Separation pay	$692
Broker fees	553
Legal fees	365
Other professional fees	307
Total Transaction Cost	$1,917

Of the total Transaction cost, substantially all of those costs incurred, but unrecorded, were made up of a portion of the broker fees, certain professional fees and the accrual for the separation pay to one of the Sellers. These costs totaled $1,489 and became a transaction accounting adjustment for each of the unaudited pro forma condensed combined balance sheet as of July 31, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended January 31, 2021. The unrecorded Transaction costs are necessary to show on the pro forma balance sheet, where the assumption is the acquisition closed on the date of the balance sheet, as well as the statement of operations, where the assumption is the transaction occurred as of the beginning of the earliest period presented, or February 1, 2020.

5 — EQUITY CONSIDERATION

The Company issued 5,021,972 shares of Streamline’s common stock to the Sellers as a portion of the consideration at Closing. The fair value of the common stock issued was $6,554 at Closing. The Company recorded the fair value of the common stock issued and included it as part of the Transaction consideration.

Avelead was incorporated as an “LLC” and taxed as a partnership. Avelead equity is member equity, however, it is included in the line item “Accumulated deficit” for purposes of presentation in the accompanying unaudited pro forma condensed combined balance sheet as of July 31, 2021. All Avelead equity is eliminated in the pro forma financial information.

6 — AMORTIZATION OF INTANGIBLES

The unaudited pro forma financial information presented for the six months ended July 31, 2021 and the year ended January 31, 2021, reflects amortization adjustments of the following:

(in thousands)	Six Months Ended July 31, 2021	Twelve Months Ended January 31, 2021

Customer relationships	$502	$1,003
Internally developed software	354	709
Trademarks and tradenames	45	89
Total amortization of pro forma intangibles	$901	$1,801

10

Amortization expense related to the internally developed software intangible is included in cost of software as a service, while the amortization expense related to customer relationship and trademark and tradenames is included in selling, general and administrative (“SG&A”) expense in the accompany statements of operations for the six months ended July 31, 2021 and twelve months ended January 31, 2021.

Avelead’s historical balance sheet included $975 of capitalized software development costs that was eliminated upon acquisition. The capitalized software development was replaced with “internally developed software” which was measured at its fair value on the date of acquisition. Accordingly, the Company eliminated the accompanying amortization expense from the capitalized software development for each of the unaudited pro forma condensed combined statements of operations for six months ended July 31, 2021 and twelve months ended January 31, 2021 of $150 and $219, respectively.

7 — STOCK COMPENSATION EXPENSE

The Company granted options to purchase 583,333 shares of the Company’s common stock to the Sellers at Closing. These options have a strike price of $1.53 per share, the closing stock price on the trading date immediately preceding the Closing. 500,000 options were awarded to one Seller that will vest, monthly, over a three (3) year service period. The remaining 83,333 options were awarded to another Seller and vested immediately upon issuance. The Company utilized the Black-Scholes method to determine the grant-date fair value of these options. The 83,333 options have a grant-date fair value of approximately $4 and are recorded in Transaction cost. The 500,000 options have a grant-date fair value of approximately $333 and are expensed over the vesting period in SG&A expenses in each of the unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2021 and twelve months ended January 31, 2021.

Additionally, the Company granted certain employees of Avelead restricted stock awards (RSAs) as of Closing. The Company issued 100,000 RSAs in connection with the Transaction to these employees of Avelead.

A pro forma adjustment was made to the unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2021 and twelve months ended January 31, 2021 to account for stock-based compensation of the Sellers’ options and the RSAs in SG&A expenses of approximately $76 and $153, respectively.

8 — INCOME TAX IMPLICATIONS

The unaudited pro forma condensed combined financial information presented for the six months ended July 31, 2021, and the fiscal year ended January 31, 2021, includes an income tax expense of approximately $5 and an income tax benefit of approximately $1,260, respectively, on a combined basis. The Transaction was a purchase of units (equity), however, Avelead was taxed as a partnership. Accordingly, the Company realized a step-up in the tax basis of the assets acquired of Avelead. The Company does not expect that Avelead would be a tax payer due to the high rates of amortization of intangibles post-acquisition. Additionally, the Company may use its existing net operating losses to offset any income from Avelead. The Company, and Avelead, will have a full valuation allowance against its net deferred income tax assets. Accordingly, the Company is not recording any additional income tax expense or benefit as a result of the Transaction in the Company’s accompanying unaudited proforma condensed combined financial information.

At January 31, 2021, the Company had U.S. federal net operating loss carry forwards of $37,554. The Company also had state net operating loss carry forwards of $12,519 and Federal R&D credit carry forwards of $1,356, and Georgia R&D credit carry forwards of $94, all of which expire through fiscal 2039.

9 — CARES ACT LOAN

The adjustment reflects the forgiveness of Avelead’s loan received under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act Loan”). Prior to the Closing of the acquisition, Avelead applied for and received forgiveness of the CARES Act Loan in the amount of $728; Avelead received full forgiveness of the CARES Act Loan in August 2021 prior to the Closing.

10 — OTHER PRO FORMA ADJUSTMENTS

The Company made certain fair value adjustments to the accompanying unaudited pro forma condensed combined balance sheet as follows:

●	A pro forma adjustment was made to the balance sheet for contract receivables of $702 to reflect the change in Avelead’s working capital from June 30, 2021 to the Closing. The UPA had a target net working capital of $- (zero dollars). If the actual working capital was higher than the target, the Company would pay such excess amount to the Sellers. If the actual working capital was lower than the target, the Company would receive consideration from the Seller. The unaudited pro forma condensed combined balance sheet assumes the closing was as of July 31, 2021 which would indicate a net receivable from the Sellers of $702. This is not, in fact, a true receivable, however; it is a pro forma adjustment that is “assumed” under the presentation.
●	A pro forma adjustment was made to the balance sheet for $43 to reduce fixed assets. This adjustment is a fair value adjustment reflecting a difference in capitalization policy between Avelead and Streamline. This is primarily lap top computers that were historically capitalized at Avelead, but expensed, by its policy, at Streamline.
●	A pro forma adjustment was made to the balance sheet for $56 to eliminate contract cost assets recognized in Avelead’s historical financial statements (incremental costs of obtaining customer contracts). Contract cost assets generally are eliminated under acquisition accounting as they do not meet the definition of an asset at the acquisition date.
●	A pro forma adjustment was made on the balance sheet to reduce Avelead’s deferred revenue by $236. Deferred revenue was stated at fair value based on the margins of the underlying deferred revenue. The valuation of the deferred revenue, as other tangible and intangible assets was made as of the Closing. The values attributable to deferred revenue were assigned to the accompanying unaudited pro forma condensed combined balance sheet as of July 31, 2021. Had the valuation been at another date, the determination of the pro forma adjustment for the deferred revenue would have been different (see the impact to the pro forma statement of operations, below).

The transaction accounting adjustments made to the accumulated deficit for the unaudited pro forma condensed combined balance sheet, consisted of:

(in thousands)	Transaction Accounting Adjustments

Elimination of Avelead equity	$1,978
Transaction cost accrual for Streamline	1,489
Pro forma adjustments in Accumulated deficit	$3,467

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The Company made certain pro forma adjustments to the unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2021 and twelve months ended January 31, 2021:

●	A pro forma adjustment was made to reflect the salary and benefits of the Sellers in Avelead’s historical statement of operations. Avelead was taxed as a partnership, accordingly, the owners were compensated with distributions. Contemporaneously with Closing, one Seller entered into an employment agreement and one Seller entered into a separation agreement. The Seller entering into an employment agreement has a two-year employment term with the title of Chief Executive Officer, Avelead Consulting, LLC. The agreement allows for a severance payment equal to six months of salary unless the Seller is discharged “for cause.” The Seller signing the separation agreement has a two-year severance from Closing. The pro forma adjustment for the salaries expense is included in SG&A and is $188 and $375 for the six months ended July 31, 2021 and twelve months ended January 31, 2021, respectively. The Seller with the separation agreement is accounted for in Transaction costs (see 4—Transaction Expenses).

●

A pro forma adjustment was made to reflect the impact of the deferred revenue transaction accounting adjustment to the Company’s unaudited condensed combined statement of operations for the twelve months ended January 31, 2021. The Company reduced its professional service fees (implementation of SaaS products) by $236 to account for the impact of the pro forma adjustment to the deferred revenue as if it had occurred on February 1, 2020. Had the valuation of any and all tangible and intangible assets been conducted at a different time than Closing, say February 1,2020, these values would have all differed from those that existed at Closing. Avelead’s historical financial statements included deferred that is short-term in nature. The deferred revenue primarily consists of implementation revenue that is recognized as it is performed (generally three to four months).

The transaction accounting adjustments made to SG&A expenses for each of the unaudited proforma condensed combined statements of operations consists of:

(in thousands)	Six Months Ended July 31, 2021	Twelve Months Ended January 31, 2021

Stock compensation	$76	$153
Customer relationship amortization	502	1,003
Trademarks and tradenames amortization	45	89
Owners Salaries and benefits	188	375
Pro forma adjustments in SG&A	$811	$1,620

11 — DEBT SUBSEQUENT TO THE ACQUISITION

As of the date of Closing, the Company received a debt commitment letter from Bridge Bank to re-finance its existing revolving credit facility with a $10 million term loan (the “Term Loan”). The Term Loan closed and was funded on August 26, 2021, after the Transaction. However, the Term Loan was contemplated as part of the acquisition. Accordingly, the Company recorded the Term Loan in the accompanying unaudited pro forma condensed combined balance sheet and statements of operations in the column noted as “Other Transaction Accounting Adjustments.”

On August 26, 2021, the Company and its subsidiaries entered into the Second Amended and Restated Loan and Security Agreement with Bridge Bank. Pursuant to the Second Amended and Restated Loan and Security Agreement, Bridge Bank agreed to provide the Company and its subsidiaries with a new term loan facility in the maximum principal amount of $10 million. Amounts outstanding under the term loan of the Second Amended and Restated Loan and Security Agreement bear interest at a per annum rate equal to the Prime Rate (as published in The Wall Street Journal) plus 1.5%, with a Prime “floor” rate of 3.25%. A one-eighth percent change in the interest rate would equate to $19 of additional interest expense per annum. The Company will also be required to pay customary fees and expenses. The Second Amended and Restated Loan and Security Agreement has a five-year term, and the maximum principal amount was advanced in a single-cash advance on or about August 26, 2021. The Second Amended and Restated Loan and Security Agreement requires principal repayments of $500 in the second year, $1,000 in the third year, $2,000 in the fourth year, and $3,000 in the fifth year, respectively, with the remaining outstanding principal balance and all accrued but unpaid interest due in full on the maturity date.

A proforma adjustment was made to the accompanying unaudited pro forma condensed combined balance sheet to record debt of $9,870. This is the $10 million Term loan, less the deferred cost of the loan ($130). Additionally, the Company recorded interest expense in the accompanying unaudited pro forma condensed combined statements of operations for the six months ended July 31, 2021 and twelve months ended January 31, 2021 of $299 and $593, respectively, representing cash interest, and amortization of deferred costs.

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